Exhibit 99.1

Source: Stellar Pharmaceuticals Inc.

Press Release
Stellar Pharmaceuticals Reports Second Quarter 2011 Financial Results

LONDON, ONTARIO — August 15, 2011 -- Stellar Pharmaceuticals Inc. (OTCQB:SLXCF) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the period ended June 30, 2011.  In this press release, all dollar amounts are expressed in Canadian currency and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Q2-2011 Financial Highlights

●	International product revenues grew by 90.7%%

●	Domestic product revenues grew by 4.2%

●	Cost of sales down to 24.6% compared to 34.6% in 2010

For the three month period ended June 30, 2011, total revenues from all sources decreased by 14.6% to $1,072,700, compared to $1,255,800 in the same period during 2010.  This differential was due to a 98.6% decrease in royalty and licensing revenues to $6,200 for the three month ended June 30, 2011 compared to $444,100 in the same period during 2010.  However, product sales for both domestic and international markets increased by 4.2% and 90.7%, respectively, for the three month period ended June 30, 2011.

For the six month period ended June 30, 2011, total revenues from all sources decreased by 6.9% to $1,706,700, compared to $1,833,700 for the same period in 2010.

Total expenses for the three month period ended June 30, 2011 increased 22.8% or $139,900, compared to the same period in 2010.  Total expenses for the six month period end June 30, 2011 increased 24.6% or $301,400, compared to the same period in 2010.

Factors contributing to the decrease in net income loss of $244,490 for the six month period ended June 30, 2011, compared to the same period in 2010, were several non-cash transactions, including:

●	share option expense of $91,000 (2010 – 51,400), of which $21,700 (2010 - $nil) related to options which fully vested upon the retirement of an officer of the Company
●	amortization expense of $55,100 (2010 - $57,600)
●	warrant liability expense of $64,300 (2010 - $nil) related to the re-valuation of warrants issued in the October 2010 private placement
●	foreign currency exchange expense of $55,200 (2010 - $15,500)

The Company’s net income for the second quarter of 2011 was $58,400 compared to $360,800 during the same period in 2010.  As noted above, the net income for the three month period ended June 30, 2011 included $444,100 of royalty and licensing revenues, compared to $6,200 for the same period in 2011, which accounted for the deferential in profit. Although these revenues are an important part of the Company’s business, the Company is encouraged by the increases in sales noted in both the international and domestic markets as these are the driving forces in growing the Company.

Stellar Q2 2011 Results

At June 30, 2011 the Company had $3.5 million in cash and cash equivalents, a decrease of $0.9 million over the December 31, 2010 balance of $4.4 million. A significant portion of this decrease was attributed to a $0.4 million retirement payout to an executive office of the Company.

Arnold Tenney, Stellar's President and Chief Executive Officer, commented, "Stellar ended the second quarter of 2011, in a strong financial position, with increases this quarter, in both international and Canadian product sales,  no short or long tem debt and working capital of $4.5 million. The Company continues to evaluate all opportunities, including strategic partnerships, to improve product growth and our position in both Canada and international markets.”

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc® and NeoVisc® Single Dose, for the symptomatic treatment of osteoarthritis; and Uracyst®, its patented technology for the treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Both NeoVisc and Uracyst have their CE Mark certification for the European Community. Stellar also has an in-licensing agreement for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer. For more information, please visit the company's website at www.stellarpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

CONTACTS:

Company Contact

Arnold Tenney
President & CEO
Stellar Pharmaceuticals Inc.
(519) 434-1540
email – arnoldt@stellarpharma.com

Stellar Q2 2011 Results

CONDENSED INTERIM FINANCIAL STATEMENTS
STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

CURRENT	As at June 30, 2011	As at December 31, 2010
Cash and cash equivalents	$3,453,867	$4,352,285
Accounts receivable, net of allowance of $nil (2010 - $nil)	567,116	493,370
Inventories	725,466	611,676
Taxes recoverable	18,456	-
Loan receivable	15,814	15,814
Prepaids, deposits and sundry receivables	154,635	99,433
Total current assets	4,935,354	5,572,578
PROPERTY, PLANT AND EQUIPMENT, net	1,520,851	1,568,729
OTHER ASSETS	156,591	139,287
Total assets	$6,612,796	$7,280,594
LIABILITIES
CURRENT
Accounts payable	$175,707	$236,420
Accrued liabilities	167,593	557,735
Deferred revenues	9,643	8,645
Product returns liability	-	112,500
Total current liabilities	352,943	915,300

LONG TERM WARRANT LIABILITY	281,093	216,823
Total liabilities	634,036	1,132,123

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common Shares with no par value

ISSUED
24,610,042 Common Shares (2010 – 24,585,040)	9,039,764	9,055,982
Additional Paid-in capital options - outstanding	240,555	211,781
Additional Paid-in capital options - expired	795,740	733,517
	10,076,059	10,001,280
DEFICIT	(4,097,299)	(3,852,809)
Total shareholders’ equity	5,978,760	6,148,471
Total liabilities and shareholders’ equity	$6,612,796	$7,280,594

Stellar Q2 2011 Results

STELLAR PHARMACEUTICALS INC.
CONDENSED STATEMENTS OF OPERATIONS,
COMPREHENSIVE INCOME AND DEFICIT
 (Expressed in Canadian Dollars)
(Unaudited)

	For the Three Month Period		For the Six Month Period
	Ended June 30		Ended June 30
	2011	2010	2011	2010
PRODUCT SALES	$1,066,542	$811,752	$1,697,819	$1,361,262
ROYALTY AND LICENSING REVENUES	6,163	444,059	8,929	472,426
TOTAL REVENUES FROM ALL SOURCES	1,072,705	1,255,811	1,706,748	1,833,688
COST OF PRODUCTS SOLD	261,783	280,717	432,928	484,474
GROSS PROFIT	810,922	975,094	1,273,820	1,349,214
EXPENSES
Selling, general and administrative	698,946	592,585	1,403,002	1,160,517
Research and development	20,093	9,683	33,771	35,954
Change in warrant liability	25,024	-	64,271	-
Amortization (non-manufacturing property, plant and equipment)	11,807	13,660	24,120	27,320
	755,870	615,928	1,525,164	1,223,791
INCOME (LOSS) FROM OPERATIONS	55,042	359,166	(251,344)	125,423
INTEREST AND OTHER INCOME	3,353	1,610	6,854	3,123
LOSS ON DISPOSAL OF EQUIPMENT	-	-	-	(15,308)
INCOME (LOSS) AND COMPREHENSIVE INCOME FOR
THE PERIOD BEFORE INCOME TAXES	58,405	360,776	(244,490)	113,238
Current income tax expense	-	(29,300)	-	(29,300)
Future income tax recovery	-	29,300	-	29,300
NET INCOME (LOSS) AND COMPREHENSIVE
INCOME (LOSS) FOR THE PERIOD	58,405	360,776	(244,490)	113,238
DEFICIT, beginning of period	(4,155,704)	(4,626,055)	(3,852,809)	(4,378,517)
DEFICIT, end of period	$(4,097,299)	$(4,265,279)	$(4,097,299)	$(4,265,279)
EARNINGS (LOSS) PER SHARE – Basic and diluted	$0.00	$0.02	$(0.01)	$0.00
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING – Basic and diluted	24,602,074	23,485,535	24,593,604	23,482,802

Stellar Q2 2011 Results

STELLAR PHARMACEUTICALS INC.
STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period		For the Six Month Period
	Ended June 30		Ended June 30
	2011	2010	2011	2010
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES -
Net income (loss) for the period	$58,405	$360,776	$(244,490)	$113,238
Items not affecting cash
Amortization	28,340	30,794	55,054	57,579
Current income tax expense		(29,300)	-	(29,300)
Future income tax recovery		29,300	-	29,300
Loss on disposal of equipment	-	-	-	15,308
Change in warrant liability	25,024	-	64,271	-
Issuance of equity instruments for services rendered	-	4,000	5,466	4,000
Stock-based compensation	27,262	17,443	90,998	51,390
Change in non-cash operating asset and liabilities	(381,116)	(434,961)	(823,545)	(575,882)
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(242,085)	(21,948)	(852,246)	(334,367)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES -
Additions to property, plant and equipment	(5,008)	(40,290)	(5,008)	(262,142)
Increase to other assets	(15,537)	(2,833)	(19,480)	(10,847)
Proceeds from sale of equipment	-	-	-	12,630
CASH FLOWS USED IN INVESTING ACTIVITIES	(20,545)	(43,123)	(24,488)	(260,359)
CASH FLOWS USED IN FINANCING ACTIVITIES -
Stock options exercised	-	69,000	-	69,000
Share issuance costs	(21,684)	-	(21,684)	-
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	(21,684)	69,000	(21,684)	69,000
CHANGE IN CASH AND CASH EQUIVALENTS	(284,314)	3,929	(898,418)	(525,726)
CASH AND CASH EQUIVALENTS,
Beginning of period	3,738,181	1,795,557	4,352,285	2,325,212
CASH AND CASH EQUIVALENTS,
End of period	$3,453,867	$1,799,486	$3,453,867	$1,799,486

####